UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2022
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2022, bluebird bio, Inc. (the "Company" or "bluebird bio") announced its financial results for the three months ended June 30, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2022, the Company announced that Thomas J. Klima, 50, is being appointed as bluebird bio's Chief Commercial and Operating Officer, effective August 8, 2022. Mr. Klima has served as bluebird bio's Chief Commercial Officer since May 2021. Prior to joining bluebird bio, Mr. Klima served as Chief Commercial Officer at Gamida Cell Ltd. from January 2019 to December 2020, where he led the strategic vision and commercial growth transforming its R&D organization to a commercially ready company. In 2018, Mr. Klima served as senior vice president of global commercial planning and operations at Atara Biotherapeutics. From 2015 to 2017, Mr. Klima served as senior vice president and chief commercial officer at Navidea Biopharmaceuticals Ltd. (acquired by Cardinal Health). Mr. Klima received a B.A. in Business Administration and Marketing from Western State College.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Klima and any of bluebird bio’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Klima and any other person pursuant to which Mr. Klima was appointed as Chief Commercial and Operating Officer of bluebird bio or (iii) transactions in which Mr. Klima has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Klima's appointment as Chief Commercial and Operating Officer, the Compensation Committee of the Company's Board of Directors approved an increase to Mr. Klima's annual base salary to $460,000 from $422,000. In addition, Mr. Klima will receive (i) a stock option to purchase 22,000 shares (the "Option") of the Company's common stock, par value $0.01 per share ("Common Stock"), and (ii) 11,000 restricted stock units ("RSUs") on September 1, 2022 (the "Grant Date"). The Option will have an exercise price per share equal to the closing price per share of the Common Stock on the NASDAQ Global Select Market on the Grant Date and 25% shall vest and become exercisable on the first anniversary of the Grant Date and in equal installments over the following three years of Mr. Klima's continuous service thereafter. The RSUs shall vest as follows, provided that Mr. Klima continues his employment through the applicable vesting date: 25% on the first anniversary of the Grant Date and in three equal annual installments for the following three years on the anniversaries of the Grant Date.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on August 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022	bluebird bio, Inc.

	By:	/s/ Jason F. Cole
	Name:	Jason F. Cole
	Title:	Chief Strategy & Financial Officer, Principal Financial Officer and Principal Accounting Officer